UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 6, 2003

(Date of earliest event reported)

GLOBAL ePOINT, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-21738	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

339 S. Cheryl Lane, City of Industry, CA		91789
(Address of Principal Executive Offices)		(Zip Code)

(760) 741-3135 or (909) 869-1688

Registrant’s telephone number, including area code

Item 4. Changes in Registrant’s Certifying Accountant.

On November 6, 2003, the registrant dismissed Rothstein Kass & Company, P.C. (“RK&C”) as the registrant’s principal accountant effective on such date. On November 6, 2003, the registrant appointed Haskell & White LLP (“H&W”) as the registrant’s new principal accountant. RK&C’s report on the registrant’s financial statements for fiscal years 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the registrant’s audit committee.

During fiscal years 2001 and 2002 and the subsequent interim period through November 6, 2003, there were no disagreements with RK&C on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of RK&C, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report, nor were there any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulations S-B.

The registrant engaged H&W as its new independent accountant on November 6, 2003. During fiscal years 2001 and 2002 and the subsequent interim period through November 6, 2003, neither the registrant nor someone on its behalf engaged H&W regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulations S-B.

The registrant has requested RK&C to furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant in this current report and, if not, expressing the respects in which it does not agree. The registrant has filed the letter as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

16.1 – Letter from Rothstein Kass & Company, P.C. dated November 12, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ePOINT, INC.
Date: November 11, 2003	By:	/s/ TORESA LOU
Toresa Lou Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from Rothstein Kass & Company, P.C. dated November 12, 2003.